Exhibit 21.1

                                  EnSurge, Inc.

                         SUBSIDIARIES OF THE REGISTRANT


     Subsidiary Name             State or Other       Names Under Which
                                 Jurisdiction of    Each Subsidiary Does
                                 Incorporation            Business
                                       or
                                  Organization

Outbound Enterprises,Inc.             Utah                  Same
Inc.

iShopper Internet Services, Inc       Utah                  Same

NowSeven.com, Inc.                  Delaware                Same

Stinkyfeet.com, Inc.                  Utah                  Same

Uniq Studios, Inc.                   Nevada                 Same

Totalinet.net, Inc.                  Nevada                 Same

Atlantic Technologies                Florida                Same
International, Inc.

Internet Software Solutions, Inc.    Florida                Same

ZaiBon, Inc.                         Nevada                 Same